Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement No. 333-142424 on Form S-8 pertaining to Delta Air Lines, Inc. 2007 Performance Compensation Plan,

(2)	Registration Statement No. 333-149308 on Form S-8 pertaining to Delta Air Lines, Inc. 2007 Performance Compensation Plan,

(3)	Registration Statement No. 333-154818 on Form S-8 pertaining to Delta Air Lines, Inc. 2007 Performance Compensation Plan, and

(4)	Registration Statement No. 333-151060 on Form S-8 pertaining to Northwest Airlines Corporation 2007 Stock Incentive Plan,

(5)	Registration Statement No. 333-212525 on Form S-8 pertaining to Delta Air Lines, Inc. Performance Compensation Plan,

(6)	Registration Statement No. 333-206258 on Form S-3 pertaining to Pass Through Certificates,

(7)	Registration Statement No. 333-209571 on Form S-3 pertaining to Common Stock, and

(8)	Registration Statement No. 333-216463 on Form S-3 pertaining to debt securities;

of our reports dated February 23, 2018, with respect to the consolidated financial statements of Delta Air Lines, Inc., and the effectiveness of internal control over financial reporting of Delta Air Lines, Inc. included in this Annual Report (Form 10-K) of Delta Air Lines, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Atlanta, Georgia
February 23, 2018